Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 14, 2018, Mobivity Holdings Corp. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Belly, Inc., a Delaware corporation, pursuant to which we agreed to purchase from Belly, Inc. (“Belly”) and Belly agreed to sell to us, certain operating assets relating to Belly’s proprietary digital customer loyalty platform, including client contracts, accounts receivable and intellectual property, in exchange for Mobivity’s payment of $3,000,000, subject to certain post-losing working capital adjustments.  The Asset Purchase Agreement contains customary representations, warranties and indemnities on the part of Belly.  The transactions under the Asset Purchase Agreement closed on November 14, 2018.

The following tables set forth certain Unaudited Pro Forma Condensed Combined Financial Statements giving effect to the Company’s acquisition of certain Belly assets. The historical financial information included in the Unaudited Pro Forma Condensed Combined Financial Statements for both the Company and Belly were prepared in conformity with U.S. Generally Accepted Accounting Principles.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared for informational purposes only and are not indicative of the consolidated results of operations or financial positions that the Company would have reported had the acquisition occurred at the previous dates presented, nor do they project results of future operations as a consolidated entity. The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect any operating efficiencies and/or cost savings that the Company may achieve with respect to the combined business operations.

The historical financial information has been adjusted in the Unaudited Pro Forma Condensed Combined Financial Statements to reflect pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of earnings, expected to have a continuing impact on the combined results of the businesses.

Mobivity Holdings Corp.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2018

			Pro Forma		Pro Forma
	Mobivity	Belly	Adjustments	Notes	Combined
ASSETS
Current assets
Cash	$5,119,562	$-	$(3,000,000)	A	$2,119,562
Accounts receivable, net	2,445,292	9,400	-		2,454,692
Other current assets	215,699	18,009	-		233,708
Total current assets	7,780,553	27,409	(3,000,000)		4,807,962
Goodwill	803,118	-	701,289	B	1,504,407
Intangible assets, net	771,991	-	2,312,500	C	3,084,491
Accounts receivable, long term	2,410,130	-	-		2,410,130
Other assets	92,179	22,459	(937)		113,701
TOTAL ASSETS	$11,857,971	$49,868	$12,852		$11,920,691
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,118,287	$51,546	$6,466	D	$1,176,299
Accrued interest	6,100	-	-		6,100
Accrued and deferred personnel compensation	554,137	9,391	(4,683)	D	558,845
Deferred revenue and customer deposits	3,418,025	-	-		3,418,025
Notes payable, net - current maturities	332,312	-	-		332,312
Other current liabilities	731,421	-	-		731,421
Total current liabilities	6,160,282	60,937	1,783		6,223,002

Non-current liabilities
Notes payable, net - long term	205,786	-	-		205,786
Other long term liabilities	1,509,662	-	-		1,509,662
Total non-current liabilities	1,715,448	-	-		1,715,448
Total liabilities	7,875,730	60,937	1,783		7,938,450
Commitments and Contingencies (See Note 9)
Stockholders' equity
Common stock, $0.001 par value; 100,000,000 shares authorized; 45,904,948 shares issued and outstanding	45,905	-	-		45,905
Equity payable	100,862	-	-		100,862
Additional paid-in capital	87,500,045	-	-		87,500,045
Accumulated other comprehensive loss	(46,846)	-	-		(46,846)
Accumulated deficit	(83,617,725)	-	-		(83,617,725)
Total stockholders' equity	3,982,241	-	-		3,982,241
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,857,971	$60,937	$1,783		$11,920,691

See accompanying notes to condensed combined financial statements (unaudited).

Mobivity Holdings Corp.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2017

			Pro Forma		Pro Forma
	Mobivity	Belly	Adjustments	Notes	Combined

Revenues
Revenues	$8,591,955	$3,305,808	$-		$11,897,763
Cost of revenues	2,792,738	1,505,690	-		4,298,428
Gross profit	5,799,217	1,800,118	-		7,599,335

Operating expenses
General and administrative	3,357,166	1,393,563	-		4,750,729
Sales and marketing	3,631,727	302,231	-		3,933,958
Engineering, research, and development	4,201,647	70,028	-		4,271,675
Depreciation and amortization	386,304	611,497	-		997,801
Total operating expenses	11,576,844	2,377,319	-		13,954,163

Income (loss) from operations	(5,777,627)	(577,201)	-		(6,354,828)

Other income/(expense)
Interest income	4,637	-	-		4,637
Interest expense	(169,044)	-	-		(169,044)
Foreign currency (loss) gain	(3,978)	-	-		(3,978)
Total other income/(expense)	(168,385)	-	-		(168,385)
Income (loss) before income taxes	(5,946,012)	(577,201)	-		(6,523,213)
Income tax expense	-	-	-		-
Net Income (loss)	(5,946,012)	(577,201)	-		(6,523,213)
Other comprehensive income (loss), net of income tax
Foreign currency translation adjustments	(32,765)	-	-		(32,765)
Comprehensive income (loss)	$(5,978,777)	$(577,201)	$-		$(6,555,978)
Net income (loss) per share:
Basic	$(0.16)		$0.00		$(0.18)
Diluted	$(0.16)		$0.00		$(0.18)
Weighted average number of shares:
Basic	36,575,762		36,575,762		36,575,762
Diluted	36,575,762		36,575,762		36,575,762

See accompanying notes to condensed combined financial statements (unaudited).

Mobivity Holdings Corp.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2018

			Pro Forma		Pro Forma
	Mobivity	Belly	Adjustments	Notes	Combined

Revenues
Revenues	$9,620,935	$1,858,575	$-		$11,479,510
Cost of revenues	2,570,804	515,737	-		3,086,541
Gross profit	7,050,131	1,342,838	-		8,392,969

Operating expenses
General and administrative	2,876,029	302,657	-		3,178,686
Sales and marketing	3,046,521	55,990	-		3,102,511
Engineering, research, and development	3,637,996	50,634	-		3,688,630
Depreciation and amortization	283,224	83,961	-		367,185
Total operating expenses	9,843,770	493,242	-		10,337,012

Income (loss) from operations	(2,793,639)	849,596	-		(1,944,043)

Other income/(expense)
Interest income	881	-	-		881
Interest expense	(193,036)	-	-		(193,036)
Gain on sale of fixed assets	(8,722)	-	-		(8,722)
Other income	-	-	-		-
Foreign currency (loss) gain	(3,726)	-	-		(3,726)
Total other income/(expense)	(204,603)	-	-		(204,603)
Income (loss) before income taxes	(2,998,242)	849,596	-		(2,148,646)
Income tax expense	-	-	-		-
Net Income (loss)	(2,998,242)	849,596	-		(2,148,646)
Other comprehensive income (loss), net of income tax
Foreign currency translation adjustments	18,918	-	-		18,918
Comprehensive income (loss)	$(2,979,324)	$849,596	$-		$(2,167,564)
Net income (loss) per share:
Basic	$(0.07)		$-		$(0.05)
Diluted	$(0.07)		$-		$(0.05)
Weighted average number of shares:
Basic	41,325,443		41,325,443		41,325,443
Diluted	41,325,443		41,325,443		41,325,443

See accompanying notes to condensed combined financial statements (unaudited).

1. BASIS OF PRESENTATION

The accompanying Pro Forma Statement of Operations for the year ended December 31, 2017, and for the nine month period ended September 30, 2018, give effect to the Company’s acquisition of certain Belly assets as discussed in Note 2, as if such acquisition had occurred on January 1, 2017, combining the results of the Company and Belly for the year ended December 31, 2017 and for the  nine month period ended September 30, 2018. The accompanying Pro Forma Balance Sheet as of September 30, 2018 gives effect to the Belly assets acquisition as if it had occurred on September 30, 2018, combining the consolidated balance sheets of the Company and Belly as of September 30, 2018.

2. BELLY ASSETS ACQUISITION

The total acquisition purchase price was allocated to the net assets acquired based upon their preliminary estimated fair values as of the close of business on September 30, 2018 as set forth below. The excess of the preliminary purchase price over the preliminary net assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and the estimates and assumptions are subject to change. The preliminary purchase price allocation for the acquisition is as follows:

Total purchase price		$3,000,000
Book value of net assets acquired	$2,298,711
Fair value of net assets acquired		$2,298,711
Residual goodwill		$701,289

Except as discussed in Note 3 below, the carrying value of assets and liabilities in Belly financial statements are considered to be a reasonable estimate of the fair value of those assets and liabilities.

3. PRO FORMA ADJUSTMENTS

The Pro Forma Financial Statements are based upon the historical consolidated financial statements of the Company and Belly and certain adjustments which the Company believes are reasonable to give effect to the Belly assets acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. The Pro Forma Financial Statements included herein were prepared using the acquisition method of accounting for the business combination. As discussed above, the purchase price allocation is considered preliminary at this time. However, the Company believes that the preliminary purchase price allocation and other related assumptions utilized in preparing the Pro Forma Financial Statements provide a reasonable basis for presenting the pro forma effects of the Belly assets acquisition.

The adjustments made in preparing the Pro Forma Financial Statements are as follows:

A - Reflects the purchase price of $3,000,000
B - Reflects preliminary goodwill from acquisition
C - Reflects the preliminary valuation of intangibles
D - Reflects assets and liabilities not acquired

The Belly acquisition was funded with cash on November 14, 2018.